SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

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Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

MICROSTRATEGY INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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9)	Date Filed:

June 13, 2003

Dear MicroStrategy Stockholder:

You are cordially invited to our 2003 Annual Meeting of Stockholders on Thursday, July 10, 2003, beginning at 10:00 a.m., local time, at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166. The enclosed notice of annual meeting sets forth the matters that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote “FOR” these proposals.

We look forward to seeing you there.

Very truly yours,

Michael J. Saylor

Chairman of the Board and

Chief Executive Officer

1861 International Drive

McLean, Virginia 22102

Notice of Annual Meeting of Stockholders to

be held on Thursday, July 10, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), will be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Thursday, July 10, 2003 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect seven (7) directors for the next year;

2.	To approve the Second Amended and Restated 1999 Stock Option Plan which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 2,350,000 to 3,850,000 shares and (ii) increase the maximum number of shares of class A common stock with respect to which options may be granted to any participant under the plan from 100,000 to 1,000,000 shares per calendar year;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on May 23, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President,

Chief Operating Officer and Secretary

McLean, Virginia

June 13, 2003

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER’S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MAY 23, 2003 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

MICROSTRATEGY INCORPORATED

1861 International Drive

McLean, Virginia 22102

Proxy Statement for the Annual Meeting of Stockholders

to be held on Thursday, July 10, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the “Company” or “MicroStrategy”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 10, 2003 at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166 at 10:00 a.m., local time, and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On May 23, 2003, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,813,865 shares of the Company’s class A common stock, par value $0.001 per share, and an aggregate of 4,496,252 shares of the Company’s class B common stock, par value $0.001 per share (the class A common stock and the class B common stock are collectively referred to as the “Common Stock”). Each share of class A common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of class B common stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 (“Fiscal Year 2002”) is being mailed to stockholders, along with these proxy materials, on or about June 17, 2003. The Company’s Annual Report to Stockholders includes the Company’s Annual Report on Form 10-K for Fiscal Year 2002 as filed with the Securities and Exchange Commission except for any exhibits thereto. The Company will provide such exhibits to any stockholder upon written request and payment of an appropriate processing fee. Please address requests to MicroStrategy Incorporated, Attention: Secretary, 1861 International Drive, McLean, Virginia 22102.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the approval of the Second Amended and Restated 1999 Stock Option Plan (Proposal 2) and the ratification of the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent auditors for the fiscal year ending December 31, 2003 (Proposal 3).

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock, as of May 1, 2003 unless otherwise indicated, by (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s Common Stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, and (iv) all directors and executive officers as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Percentage of Shares of Class A Common Stock Outstanding(3)(4)
Michael J. Saylor(5)	3,753,164	28.4%
Sanju K. Bansal(6)	807,349	7.9
Eric F. Brown(7)	42,500	*
Jonathan F. Klein(8)	23,362	*
Jeffrey A. Bedell(9)	37,538	*
Eduardo S. Sanchez(10)	119,623	1.2
David B. Blundin(11)	77,094	*
F. David Fowler(12)	10,000	*
Jonathan J. Ledecky(13)	17,200	*
Carl J. Rickertsen(14)	0	*
Stuart B. Ross(15)	10,000	*
Ralph S. Terkowitz(16)	13,400	*
RS Investments(17)	835,005	8.8
Provident Investment Counsel, Inc.(18)	540,420	5.7
All directors and executive officers as a group (12 persons)(19)	4,911,230	34.7

*	Less than 1%.
(1)	Each person named in the table above (except as otherwise indicated in the footnotes below) has an address in care of MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102.
(2)	The shares of the Company listed in this table include shares of class A common stock and class B common stock, as set forth in the footnotes below.
(3)	The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after May 1, 2003. Any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.
(4)	Percentages in the table have been calculated based on 9,494,884 shares of class A common stock outstanding as of May 1, 2003. In addition, for the purpose of calculating each person’s percentage of shares outstanding, any shares of class A common stock subject to outstanding stock options held by such person which are exercisable within 60 days after May 1, 2003 and any shares of class B common stock held by such person (which shares are convertible into the same number of shares of class A common stock at any time at the option of the holder), are deemed to be outstanding shares of class A common stock.
(5)	Mr. Saylor’s holdings of Common Stock consist of 3,616,117 shares of class B common stock owned by Alcantara LLC which is wholly owned by Mr. Saylor, 92,905 shares of class B common stock owned by a foundation for which Mr. Saylor acts as the sole trustee (collectively constituting an aggregate of approximately 80.3% of the class B common stock outstanding), 12,882 shares of class A common stock owned by Alcantara LLC which is wholly owned by Mr. Saylor and 31,260 shares of class A common stock owned by a foundation for which Mr. Saylor acts as the sole trustee.
(6)

Mr. Bansal’s holdings of Common Stock consist of 669,087 shares of class B common stock owned by Shangri-La LLC which is wholly owned by Mr. Bansal, 38,305 shares of class B common stock owned by a trust for which Mr. Bansal acts as the sole trustee, 2,357 shares of class B common stock held in Mr. Bansal’s own name (collectively constituting an aggregate of approximately 15.4% of the class B common stock outstanding), 41,800 shares of class A common stock owned by Shangri-La LLC which is wholly owned by Mr. Bansal, 50,000 shares of class A common stock owned by a trust for which Mr. Bansal acts as the sole trustee and 5,800 shares of class A common stock owned by a foundation for which Mr. Bansal acts as the sole trustee (collectively constituting an aggregate of approximately 1.0% of the class A common stock outstanding).
(7)	Mr. Brown’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2003 to purchase 42,500 shares of class A common stock.
(8)	Mr. Klein’s holdings of Common Stock consist of 4,264 shares of class A common stock and options exercisable within 60 days after May 1, 2003 to purchase 19,098 shares of class A common stock.
(9)	Mr. Bedell’s holdings of Common Stock consist of 8,196 shares of class A common stock and options exercisable within 60 days after May 1, 2003 to purchase 29,342 shares of class A common stock.
(10)	Mr. Sanchez’s holdings of Common Stock consist of 72,481 shares of class B common stock (approximately 1.6% of the class B common stock outstanding), 2,642 shares of class A common stock and options exercisable within 60 days after May 1, 2003 to purchase 44,500 shares of class A common stock.
(11)	Mr. Blundin’s holdings of Common Stock consist of 77,094 shares of class A common stock. Mr. Blundin was elected as a director on September 9, 2002.
(12)	Mr. Fowler’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2003 to purchase 10,000 shares of class A common stock.
(13)	Mr. Ledecky’s holdings of Common Stock consist of 200 shares of class A common stock and options exercisable within 60 days after May 1, 2003 to purchase 17,000 shares of class A common stock.
(14)	Mr. Rickertsen was elected as a director on October 7, 2002.
(15)	Mr. Ross’s holdings of Common Stock consist of options exercisable within 60 days after May 1, 2003 to purchase 10,000 shares of class A common stock.
(16)	Mr. Terkowitz’s holdings of Common Stock consist of 200 shares of class A common stock held beneficially by Mr. Terkowitz in a fiduciary capacity and options held beneficially by Mr. Terkowitz as a result of his ownership interest in Ciabatta LLC, which options are exercisable within 60 days after May 1, 2003 to purchase 13,200 shares of class A common stock. Mr. Terkowitz shares both voting power and investment power over shares held by Ciabatta LLC with his wife.
(17)	RS Investment Management Co. LLC, the general partner of RS Investment Management, L.P., may be deemed to beneficially own 835,005 shares of class A common stock for which it has shared voting power and dispositive power. RS Investment Management, L.P., a registered investment adviser, may be deemed to beneficially own 809,655 shares of class A common stock for which it has shared voting and shared dispositive power. G. Randall Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P., and may be deemed to beneficially own 835,005 shares of class A common stock for which he has shared voting power and shared dispositive power. RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht disclaim any beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht is 388 Market Street, 17th Floor, San Francisco, California 94111-5312.
(18)	Information is based on a Schedule 13G/A (Amendment No. 2) filed with the Securities and Exchange Commission on May 8, 2003. The Schedule 13G/A was filed on behalf of Provident Investment Council, Inc. (“Provident”), a registered investment adviser. Provident is reported to beneficially own 540,420 shares of class A common stock, for which it has sole voting power as to 503,620 shares and sole dispositive power as to 540,420 shares. Provident’s beneficial ownership of class A common stock is a result of its discretionary authority with respect to such shares for investment advisory clients. The address of Provident is 300 North Lake Avenue, Pasadena, California 91101-4106.
(19)	Shares held by all directors and executive officers as a group include 234,338 shares of class A common stock, options to purchase 185,640 shares of class A common stock (collectively constituting an aggregate of approximately 4.4% of the class A common stock outstanding) that are exercisable within 60 days after May 1, 2003 and 4,491,252 shares of class B common stock (approximately 97.3% of the class B common stock outstanding), which shares are convertible into the same number of shares of class A common stock at any time at the option of the holder.

Executive Officers of the Company

The Company’s executive officers and their ages and positions as of May 1, 2003 are as follows:

Name	Age	Title
Michael J. Saylor	38	Chairman and Chief Executive Officer
Sanju K. Bansal	37	Vice Chairman, Executive Vice President and Chief Operating Officer
Eric F. Brown	37	President and Chief Financial Officer
Jonathan F. Klein	36	Vice President, Law and General Counsel
Jeffrey A. Bedell	34	Vice President, Technology and Chief Technology Officer
Eduardo S. Sanchez	46	Vice President, Worldwide Sales and Services

Set forth below is certain information regarding the professional experience of each of the above-named persons.

Michael J. Saylor has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

Eric F. Brown has served as president and chief financial officer since November 2000 and August 2000, respectively. Mr. Brown originally joined the Company as chief financial officer of the Strategy.com subsidiary in February 2000. Prior to that, Mr. Brown served as division chief financial officer and then division chief operating officer of Electronic Arts from October 1998 until February 2000. Prior to that, Mr. Brown was co-founder and chief financial officer of DataSage, Inc. from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received a B.S. in Chemistry from the Massachusetts Institute of Technology and an M.B.A. from the Sloan School of Management of Massachusetts Institute of Technology.

Jonathan F. Klein has served as vice president, law and general counsel since November 1998 and as corporate counsel from June 1997 to November 1998. From September 1993 to June 1997, Mr. Klein was an appellate litigator with the United States Department of Justice. Mr. Klein received a B.A. in Economics from Amherst College and a J.D. from Harvard Law School.

Jeffrey A. Bedell has served as vice president, technology and chief technology officer since April 2001, as vice president, platform technology from December 1999 to April 2001, and as senior program manager and director of technology programs from December 1992 to December 1999. Mr. Bedell received a B.A. in Religion from Dartmouth College.

Eduardo S. Sanchez has served as vice president, worldwide sales and services since April 2001, as vice president, worldwide sales from November 2000 to April 2001, as vice president, international operations from June 1998 to November 2000, as vice president, European operations from June 1996 to June 1998, as managing director, European operations from April 1994 to June 1996, and as consulting manager, US operations from November 1992 to April 1994. Mr. Sanchez received a bachelor’s degree in Electrical Engineering from the University of LaPlata in Argentina and a master’s degree in Systems Engineering from George Mason

University. Prior to joining MicroStrategy, Mr. Sanchez worked as a consultant in Europe, the United States, South America and Japan, developing and deploying large-scale optimization systems for the manufacturing and power utility sector. In this capacity, he was engaged in significant projects with companies such as Mitsubishi, Groupe Saint Gobain, ABB, Siemens and Xerox.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election, except for Mr. Jonathan L. Ledecky, a member of the Board of Directors since June 1998, who is retiring from the Board at the Annual Meeting.

In accordance with the Restated By-Laws of the Company, the Board of Directors has adopted a resolution reducing the size of the Board of Directors from eight to seven members, which will take effect immediately following the Annual Meeting. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (and until the election and qualification of his successor or his earlier death, resignation or removal).

Nominees

Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during at least the past five years and the year of the commencement of his term as a director of the Company:

Michael J. Saylor (38) has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal (37) has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

David B. Blundin (36) has been a member of the Board of Directors of MicroStrategy since September 2002. Mr. Blundin is currently chief executive officer of ViviPort, Inc., a privately-held enterprise software company focused on the real-time integration infrastructure market, a position he has held since October 2001. From January 2000 until October 2001, Mr. Blundin served as chief technologist at Vignette Corporation, a publicly-traded provider of e-business software applications. Mr. Blundin was the chief executive officer of DataSage, Inc., a leading vendor of e-business personalization software, from June 1997 until its acquisition by Vignette in January 2000. Mr. Blundin received a B.S. in Computer Science from the Massachusetts Institute of Technology.

F. David Fowler (69) has been a member of the Board of Directors of MicroStrategy since June 2001. Mr. Fowler was the dean of the School of Business and Public Management at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, DC office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm’s board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee. Mr. Fowler is also a member of the board of directors of FBR Funds located in Bethesda, Maryland. Mr. Fowler received a B.A./B.S. in Business from the University of Missouri at Columbia.

Carl J. Rickertsen (43) has been a member of the Board of Directors of MicroStrategy since October 2002. Mr. Rickertsen is currently chief operating officer of Thayer Capital Partners, a position he has held since January 1998. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen is also a member of the board of directors of Convera Corporation, a publicly-traded search-engine software company, Iconixx Corporation, a privately-held provider of consulting and technology solutions, and Educational Resources, Inc., a privately-held provider of innovative software, instructional materials and services to the education market. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Stuart B. Ross (66) has been a member of the Board of Directors of MicroStrategy since June 2001. Mr. Ross held various positions with the Xerox Corporation from 1966 until December 1999, including corporate executive vice president, senior vice president of finance and chief financial officer, vice president/corporate controller and chairman and chief executive officer of Xerox Financial Services. Mr. Ross is also a trustee of the Hansberger Institutional Series, a mutual fund, a member of the board of directors of The World Affairs Forum and a member of the International Executive Service Corporation Advisory Council. Mr. Ross has been a C.P.A. in the State of New York since 1963. Mr. Ross received a B.S. in Accounting from New York University and an M.B.A. from Bernard Baruch College of the City College of New York.

Ralph S. Terkowitz (52) has been a member of the Board of Directors of MicroStrategy since September 1997. Mr. Terkowitz is currently chief technology officer for The Washington Post Company, a position he has held since April 2001. From 1992 until April 2001, Mr. Terkowitz was vice president, technology for The Washington Post Company. From February 1995 until February 1996, Mr. Terkowitz was chief executive officer, president and publisher of Digital Ink, an Internet publishing venture that launched, among other ventures, WashingtonPost.com and PoliticsNow. In 1998, he was co-chief executive officer of HireSystems and instrumental in the formation of BrassRing.com. Mr. Terkowitz is also a member of the board of directors of Truste and OutTask. Mr. Terkowitz received an A.B. in Chemistry from Cornell University and an M.S. in Chemical Physics from the University of California, Berkeley.

Involvement in Certain Legal Proceedings

On December 14, 2000, Mr. Saylor and Mr. Bansal each entered into a settlement with the SEC in connection with the restatement of the Company’s financial results for 1999, 1998 and 1997. In the settlement, each of Mr. Saylor and Mr. Bansal consented, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment enjoining him from violating the antifraud and recordkeeping provisions of the federal securities laws and ordering him to pay disgorgement and a civil penalty.

Board and Committee Meetings

The Board of Directors met seven times during Fiscal Year 2002. Each director attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees on which he then served, except Mr. Ledecky who attended 71% of such meetings.

The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company’s independent auditors and the Board of Directors. The Audit Committee met eight times during Fiscal Year 2002. The Audit Committee is currently comprised of Messrs. Fowler, Ross and Terkowitz.

The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the Company’s officers and provides recommendations to the Board of Directors regarding the Company’s compensation programs. The Compensation Committee met once during Fiscal Year 2002. The Compensation Committee is currently comprised of Messrs. Rickertsen, Ross and Terkowitz.

The Company does not have a standing Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s class A common stock to file with the SEC initial reports of ownership of the Company’s class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of 10% of the Company’s class A common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the Company’s records and representations made by the Company’s officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to Fiscal Year 2002.

Directors’ Compensation

Equity Compensation

In 2002, options for an aggregate of 48,000 shares of class A common stock were granted to directors who were not employees of MicroStrategy or any subsidiary (an “Outside Director”) under the Company’s Amended and Restated 1999 Stock Option Plan (“1999 Plan”) pursuant to the following standard arrangement: (1) each Outside Director was granted an option to purchase 10,000 shares of class A common stock upon his initial election or appointment to the Board of Directors (“Initial Option”) and (2) each Outside Director was granted an option to purchase 3,000 shares of class A common stock on the day immediately following each annual meeting of stockholders (“Subsequent Option”). Initial Options granted under the 1999 Plan become exercisable in equal annual installments over a five-year period and Subsequent Options were exercisable in full at the time of grant.

On January 23, 2003, the Board of Directors amended and restated the 1999 Plan, subject to stockholder approval, to increase the number of shares of class A common stock available under the plan to 3,850,000 shares and to increase the per participant limit per year to 1,000,000 shares (as amended and restated, the “Second Amended and Restated 1999 Plan”). Subject to stockholder approval of the Second Amended and Restated 1999 Plan, the Compensation Committee of the Board of Directors ceased future grants of Initial Options and Subsequent Options under the existing standard arrangement and determined that, beginning January 2003, Outside Directors will instead receive stock options pursuant to revised standard arrangements as follows: (1) an option to purchase 17,000 shares of class A common stock upon an Outside Director’s initial election or appointment to the Board of Directors (“First Option”), and (2) an option to purchase an additional 8,000 shares of class A common stock upon the initial election or appointment of an Outside Director as the chairperson of the Compensation Committee or Audit Committee of the Board of Directors (the “Chairperson Option”), provided that the aggregate number of shares of class A common stock subject to the First Option and any Chairperson Option granted to any individual Outside Director may not exceed 25,000 shares. First Options and Chairperson Options become exercisable in equal annual installments over a five-year period.

Each option granted to an Outside Director under the 1999 Plan or the Second Amended and Restated 1999 Plan has an exercise price equal to the last reported sale price of the class A common stock as reported on The Nasdaq National Market for the most recent trading day prior to the date of grant. In the event of a merger of MicroStrategy with or into another corporation or another qualifying acquisition event, each option will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume outstanding options or such options are not otherwise exchanged, all outstanding options automatically will become immediately exercisable.

Cash Compensation

In 2002, directors did not receive any fees or other cash compensation for serving on the Company’s Board of Directors or any committee thereof.

Each Outside Director is reimbursed for all reasonable out-of-pocket expenses incurred by him or her in attending meetings of the Board of Directors and any committee thereof and otherwise in performing his or her duties as an Outside Director, subject to compliance with the Company’s standard documentation policies regarding business expenses.

Beginning in 2003, each Outside Director will receive an annual retainer of $15,000 (in four equal quarterly installments payable on the first day of each calendar quarter in arrears) for serving on the Company’s Board of Directors, and a fee of $3,750 for each quarterly meeting of the Board of Directors that such Outside Director attends in person. Each Outside Director who is a member of the Audit Committee (except the chairperson) also receives $1,000 for each meeting of the Audit Committee that such member attends in person. The chairperson of each of the Audit Committee and the Compensation Committee also receives an annual retainer of $7,500 (in four equal quarterly installments payable on the first day of each calendar quarter in arrears), and a fee of $1,875 for each meeting of the respective committee that such chairperson attends in person. The annual retainer fees described above are prorated for the number of days that the individual served as an Outside Director or as a committee chairperson, as the case may be, during the immediately preceding calendar quarter.

Executive Compensation

The compensation information set forth below relates to compensation paid by the Company to its chief executive officer and the Company’s five other most highly compensated executive officers who were serving as executive officers as of December 31, 2002 (collectively, the “Named Executive Officers”).

Option awards relating to the class A common stock of Strategy.com Incorporated, the Company’s wholly-owned subsidiary that ceased its operations in December 2001, are designated in the tables set forth below by the term “SDC.” Unless so designated, all option information set forth below refers to option awards relating to the class A common stock of the Company.

The following table sets forth certain information concerning the compensation of the Named Executive Officers for each of the last three fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Number of Shares Underlying Options

Michael J. Saylor Chairman of the Board and Chief Executive Officer	2002 2001 2000	$150,000 150,000 150,000	— — —	— — —	— — —

Sanju K. Bansal Vice Chairman of the Board, Executive Vice President, and Chief Operating Officer	2002 2001 2000	115,000 115,000 115,000	— — —	— — —	— — —

Eric F. Brown(1) President and Chief Financial Officer	2002 2001 2000	225,000 200,000 131,250	$100,000 125,000 10,000	— — $96,962(2)	75,000 50,000 100,000	(SDC)

Jonathan F. Klein Vice President, Law and General Counsel	2002 2001 2000	175,000 159,000 135,417	60,000 50,000 75,000	— — —	70,000 13,500 7,500 75,000	(SDC)

Jeffrey A. Bedell(3) Vice President, Technology and Chief Technology Officer	2002 2001	161,875 128,333	56,103 52,595	— —	51,610 25,000

Eduardo S. Sanchez(4) Vice President, Worldwide Sales and Services	2002 2001	250,000 250,000	116,301 77,983	— —	35,000 25,000

(1)	Mr. Brown joined MicroStrategy in February 2000 as chief financial officer of Strategy.com, a business unit of MicroStrategy at the time, and became the Company’s chief financial officer and president in August 2000 and November 2000, respectively. Accordingly, the 2000 information for Mr. Brown is for the period from February 2000 to December 31, 2000.
(2)	This amount represents relocation expenses paid by MicroStrategy.
(3)	Mr. Bedell joined MicroStrategy in December 1992 and became vice president, technology and chief technology officer in April 2001.
(4)	Mr. Sanchez joined MicroStrategy in November 1992 and became vice president, worldwide sales and services in April 2001.

Option Grants Table

The following table contains information concerning grants of stock options made to each of the Named Executive Officers during Fiscal Year 2002:

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

Name	Number of Shares of Class A Common Stock Underlying Options Granted(1)	% of Total Options Granted to Employees in 2002	Exercise Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%

Michael J. Saylor	—	—	$—	—	$—	$—

Sanju K. Bansal	—	—	—	—	—	—

Eric F. Brown	75,000	22.2	4.70	7/26/12	221,685	561,794

Jonathan F. Klein	70,000	20.7	4.70	7/26/12	206,906	524,341

Jeffrey A. Bedell	1,610 50,000	0.5 14.8	23.00 4.70	4/25/12 7/26/12	23,288 147,790	59,016 374,529

Eduardo S. Sanchez	35,000	10.4	4.70	7/26/12	103,453	262,171

(1)	These options vest over a four or five year period and expire on the tenth anniversary of the date of grant.
(2)	The exercise price of options of MicroStrategy may be paid in cash or in shares of the Company’s class A common stock, valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the fair market value of such stock as determined by the Company’s Board of Directors on the grant date.
(3)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s class A common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Exercises and Holdings

The following table sets forth information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2002. The Named Executive Officers did not exercise any stock options during Fiscal Year 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Number of Shares of Class A Common Stock Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Michael J. Saylor	— / —	$ — / $ —

Sanju K. Bansal	— / —	— / —

Eric F. Brown	26,250 /123,751 40,000(SDC) /60,000(SDC)	— / 780,000 — / —

Jonathan F. Klein	13,113 / 86,936 30,000(SDC) /45,000(SDC)	6,120 / 728,000 — / —

Jeffrey A. Bedell	20,585 / 78,736 15,000(SDC) /22,500(SDC)	17,680 / 520,000 — / —

Eduardo S. Sanchez	35,250 / 60,750 20,000(SDC) / 30,000(SDC)	93,600 / 364,000 — / —

(1)	Value of an unexercised in-the-money option is determined by subtracting the exercise price per share from the fair market value per share for the underlying shares as of December 31, 2002, multiplied by the number of such underlying shares. The fair market value of the Company’s class A common stock is based upon the last reported sale price as reported on The Nasdaq National Market on December 31, 2002 ($15.10 per share). No public market for the shares underlying the SDC options existed as of December 31, 2002, and accordingly no value in excess of the exercise price has been attributed to these options.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders(1)	1,684,113(2)	$116.11	1,324,165(3)

Equity compensation plans not approved by stockholders	—	—	—

Total	1,684,113(2)	$116.11	1,324,165(3)

(1)	Includes the Company’s 1996 Stock Plan (“1996 Plan”), 1997 Stock Option Plan for French Employees (“French Plan”), 1997 Director Option Plan (“1997 Director Plan”), 1998 Employee Stock Purchase Plan (“ESPP”) and 1999 Plan. The Company is no longer issuing options under the 1996 Plan, the 1997 Director Plan and the French Plan.
(2)	Does not include options issued under the ESPP for the offering period beginning August 1, 2002 and ending on January 31, 2003.
(3)	Includes 1,285,224 shares of class A common stock issuable under the 1996 Plan, French Plan, 1997 Director Plan and 1999 Plan, as of December 31, 2002. Although there are 405,953 shares available for future issuance under the 1996 Plan, the Company does not anticipate making any future stock option grants under this plan. The ESPP provides for an increase in the number of shares of the Company’s class A common stock available for issuance under the plan on June 4 of each year by 20,000 shares, or a lesser amount as determined by the Company’s Board of Directors. As of December 31, 2002, 38,941 shares of class A common stock were available for issuance under the ESPP, excluding any options granted for the offering period beginning on August 1, 2002 and ending on January 31, 2003.

Employment Agreements

The Company’s employees, including its executive officers, are generally required to enter into confidentiality agreements prohibiting the employees from disclosing any of the Company’s confidential or proprietary information. In addition, the agreements generally provide that upon termination, an employee will not provide competitive products or services and will not solicit the Company’s customers and employees for a period of one year. At the time of commencement of employment, the Company’s employees also generally sign offer letters specifying certain basic terms and conditions of employment. Otherwise, employees of the Company are generally not subject to written employment agreements.

In July 2002, each of Messrs. Bedell, Brown, Klein and Sanchez were granted options to purchase 50,000, 75,000, 70,000 and 35,000 shares of class A common stock, respectively, under the Company’s 1999 Plan. The option agreements for each of these grants provide for the acceleration of vesting in the event of a change in control of the Company such that, as of the effective date of the change in control, at least fifty percent of the original grant is fully vested and the remaining unvested portion will vest as to fifty percent of the remaining unvested shares on the last day of the third month after the effective date of the change in control and the remaining unvested shares will vest on the last day of the sixth month after the effective date of the change in control. In addition, these option agreements provide that if, following the change in control, such officer’s employment is terminated by MicroStrategy other than for cause or by such officer for good reason, the option will vest in full on the effective date of such termination.

Certain Relationships and Related Transactions

On December 1, 2000, MicroStrategy entered into a series of agreements with CVent, Inc., a company in which Sanju K. Bansal, our vice chairman, executive vice president and chief operating officer, holds an equity interest of approximately 10% as of May 1, 2003 and is a member of the Board of Directors. Under these agreements, MicroStrategy provides software licenses, consulting services and maintenance services to CVent. In exchange, MicroStrategy received (i) a 3% equity interest in CVent on the date of the agreement and an additional 2% equity interest as of the first anniversary of the agreement and (ii) the right to receive payments for services provided by MicroStrategy under the agreements. From January 1, 2002 through May 1, 2003, MicroStrategy recognized $96,000 of deferred product support and other services revenues for services provided by MicroStrategy under the agreements. All amounts related to these services were billed and collected during 2001 and no payments or deferred revenue remain outstanding under these agreements as of May 1, 2003. Also under these agreements, CVent provided licenses to MicroStrategy, for which MicroStrategy paid CVent entirely in 2001 and recognized expenses of $19,000 from January 1, 2002 to May 1, 2003. Additionally, from January 1, 2002 to May 1, 2003, MicroStrategy paid CVent $6,000 for services rendered that were unrelated to the agreements.

Michael J. Saylor, chairman of the Board of Directors and chief executive officer of the Company, owns a limited liability company that holds a fractional ownership interest in a private aircraft through an arrangement administered by a third party. Mr. Saylor and certain other Company personnel periodically utilize the private aircraft when traveling for Company business. Under Company policy, Mr. Saylor is eligible for reimbursement by the Company, subject to the approval of the Company’s President and Chief Financial Officer, of travel expenses in an amount approximating the cost of a first class commercial airline fare for each individual traveling for Company business on each flight, up to a maximum aggregate amount of $10,000 for any given flight. From January 1, 2002 through May 1, 2003, the Company paid to Mr. Saylor approximately $52,499 in such reimbursement, with an additional amount of $16,391 subject to reimbursement, but not yet paid, for flights taken during such period.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors acts under a written charter first adopted and approved by the Company’s Board of Directors on September 15, 1997 and most recently amended and restated on April 24, 2003. A copy of this charter is attached to this proxy statement as Appendix A. In Fiscal Year 2002, the members of the Audit Committee were Messrs. Fowler (Chairman), Ross and Terkowitz and each remains a member of the committee as of the date hereof. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for Fiscal Year 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	management’s selection, application and disclosure of critical accounting policies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

In addition, through periodic meetings during Fiscal Year 2002 and the first quarter of 2003, the Audit Committee discussed the following significant items with management and the Company’s independent auditors: significant revenue contracts, significant and complex transactions, significant accounting and reporting issues, and quarterly business results and financial statements. During Fiscal Year 2002 and the first quarter of 2003, the Audit Committee also monitored the annual independent audit by, and recommended the appointment of, PricewaterhouseCoopers LLP as the Company’s independent auditor, established procedures for handling complaints involving accounting, internal accounting controls and auditing matters, reviewed the Company’s risk assessment and management procedures including the Company’s Code of Conduct, reviewed with management the Company’s information security environment, oversaw the Company’s ongoing implementation of the mandates of the Sarbanes-Oxley Act, oversaw the Company’s plans and processes for selling certain non-core business units and reviewed quarterly reports as required by the Company’s Board of Directors regarding significant revenue contracts requiring advance approval from the Audit Committee, litigation and regulatory matters, the status of internal controls and procedures, and additions to senior management. During this period, the Audit Committee also met in separate executive sessions with each of the independent auditor, the Company’s President and Chief Financial Officer, the Vice President of Finance and Worldwide Controller and the Director of Internal Audit.

Management represented to the Audit Committee that the Company’s financial statements relating to Fiscal Year 2002 had been prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. Accordingly, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company, which are referred to below under the captions “Audit Related Fees”, “Tax Fees” and “All Other Fees”, is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the Company’s independent auditors, as well as its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

F. David Fowler

Stuart B. Ross

Ralph S. Terkowitz

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report addresses the compensation policies of the Company applicable to its executive officers during Fiscal Year 2002. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which was comprised of two non-employee directors, Messrs. Ross and Terkowitz, during Fiscal Year 2002. In January 2003, Mr. Rickertsen was appointed to the Compensation Committee as chairman. The current members of the Compensation Committee are Messrs. Rickertsen, Ross and Terkowitz.

Executive Compensation Policy

The objectives of the Committee in determining executive compensation are (i) to recognize and reward exceptional performance by the Company’s executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company’s current officers, but will enable the Company to attract other officers that may be needed by the Company in the future. The executive compensation program is implemented through three principal elements — base salary, bonus and stock option grants.

Executive Officer Compensation

In setting base salaries for Fiscal Year 2002, the Committee used a subjective evaluation process considering the performance of the Company, the officer’s position, level and scope of responsibility, as well as the recommendations of management with respect to base salary for such executive officer. The Committee also generally sought to set salaries at levels that, in the opinion of the members of the Committee, approximate the salary levels for executives of companies that are comparable to the Company, except in the case of the Chief Executive Officer as described below.

Bonuses are awarded principally on the basis of the Company’s performance during the period and on the Committee’s assessment of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company for a specific period. In awarding performance-based bonuses for Fiscal Year 2002, the Committee sought to set such bonuses at a level that would provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. For Fiscal Year 2002, a total of $332,404 was paid in bonuses to four of the six executive officers of the Company.

In a further attempt to link compensation to the long-term performance of the Company, stock options to purchase shares of class A common stock were awarded to certain executive officers. In Fiscal Year 2002, option awards were made based principally on the recommendations of management. All of these options were granted under the 1999 Plan with an exercise price that was equal to the fair market value of the class A common stock on the option grant date. The options granted to executive officers in Fiscal Year 2002 vest ratably over a four-year or five-year period. During Fiscal Year 2002, options to purchase an aggregate of 231,610 shares of class A common stock were granted to four of the six executive officers of the Company.

Chief Executive Officer Compensation

The Committee believes that the salary paid to Mr. Saylor in Fiscal Year 2002 was justified in light of the significant and material contributions of Mr. Saylor to the day-to-day business operations of the Company and the implementation of several strategic initiatives, including the introduction of the MicroStrategy 7i software platform, improvement of operating margins, implementation of a one-for-ten reverse split of the Company’s Common Stock, reorientation of corporate-wide compensation plans and expansion of the Company’s sales force. The Committee did not make any bonus or stock option or other stock-based incentive awards to Mr.

Saylor during Fiscal Year 2002. In the view of the Committee, Mr. Saylor’s salary is below the base salary and bonuses generally awarded by comparable companies to their chief executive officers. The Committee determined not to provide Mr. Saylor with any additional financial or stock-based incentives in Fiscal Year 2002.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.(1)

Stuart B. Ross

Ralph S. Terkowitz

(1)	Mr. Rickertsen was appointed to the Compensation Committee as chairman in January 2003. He did not participate in the preparation of this Report.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the class A common stock of the Company from June 11, 1998 (the date shares of the Company’s class A common stock were first offered to the public) to December 31, 2002 (the end of Fiscal Year 2002) with the cumulative total return of (i) the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Index”) and (ii) a peer group of companies consisting of Business Objects S.A., Cognos Incorporated, Brio Software, Inc. and Actuate Corporation (the “Peer Index”). This graph assumes the investment of $100.00 on June 11, 1998 in the class A common stock of the Company, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are June 11, 1998, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

PROPOSAL 2

TO APPROVE THE SECOND AMENDED AND RESTATED 1999 STOCK OPTION PLAN WHICH WILL (I) INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 2,350,000 TO 3,850,000 SHARES AND (II) INCREASE THE MAXIMUM NUMBER OF SHARES OF CLASS A COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY PARTICIPANT UNDER THE PLAN FROM 100,000 TO 1,000,000 SHARES PER CALENDAR YEAR

Introduction

A proposal will be presented at the Annual Meeting that the stockholders approve the Company’s Second Amended and Restated 1999 Plan, which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 2,350,000 to 3,850,000 shares (subject to a proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split) and (ii) increase the maximum number of shares of class A common stock with respect to which options may be granted to any participant under the plan from 100,000 to 1,000,000 shares per calendar year (subject to a proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split).

As of May 1, 2003, 2,566,469 shares of class A common stock were subject to options outstanding under the Second Amended and Restated 1999 Plan, of which options to purchase 1,124,500 shares of class A common stock were made subject to stockholder approval of the increases in the number of shares and per participant limits available under the Second Amended and Restated 1999 Plan. The Board of Directors believes that the future growth and profitability of the Company depends, in large part, upon its ability to maintain a competitive position in attracting and retaining key personnel, particularly senior executives. Accordingly, on January 23, 2003, the Board of Directors adopted, subject to stockholder approval, the proposed aggregate increases in the number of shares available for issuance and per participant limit under the Second Amended and Restated 1999 Plan to ensure that the Company will have a sufficient number of shares of class A common stock available under that plan to continue to provide sufficient option grants to attract, retain and motivate personnel.

Description of the Second Amended and Restated 1999 Plan

The following is a brief summary of the Second Amended and Restated 1999 Plan. The following summary is qualified in its entirety by the Second Amended and Restated 1999 Plan.

Types of Awards

The Second Amended and Restated 1999 Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-statutory stock options (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options

Optionees receive the right to purchase a specified number of shares of class A common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than 100% of the fair market value of the class A common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the class A common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or of any parent or subsidiary corporation). The Second Amended and Restated 1999 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of class A common stock, (iii) delivery to the Company of a promissory note, or (iv) by any other lawful means.

Eligibility to Receive Awards

Officers, employees, directors, consultants and advisors (and any individuals who have accepted an offer of employment) of the Company and its subsidiaries are eligible to be granted Awards under the Second Amended and Restated 1999 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the Second Amended and Restated 1999 Plan is currently 100,000 shares per calendar year.

As of May 1, 2003, approximately 768 persons were eligible to receive Awards under the Second Amended and Restated 1999 Plan, including the Company’s six executive officers. The granting of Awards under the Second Amended and Restated 1999 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On May 1, 2003, the last reported sale price of the Company’s class A common stock on The Nasdaq National Market was $28.75.

Administration

Under the Second Amended and Restated 1999 Plan, the Board of Directors has the authority to administer the Second Amended and Restated 1999 Plan, including to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second Amended and Restated 1999 Plan and to interpret the provisions of the Second Amended and Restated 1999 Plan. Pursuant to the terms of the Second Amended and Restated 1999 Plan, the Board of Directors may delegate authority under the Second Amended and Restated 1999 Plan to one or more committees of the Board of Directors, and subject to certain limitations, to one or more executive officers of the Company. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Second Amended and Restated 1999 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the Second Amended and Restated 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of class A common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options and (iii) the duration of options.

The Board of Directors is required to make appropriate adjustments in connection with the Second Amended and Restated 1999 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger or other Acquisition Event (as defined in the Second Amended and Restated 1999 Plan), the Board of Directors must provide for outstanding options to be assumed, or substituted for, by the acquiring or succeeding corporation. In the event that the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, the exercisability of all outstanding options will accelerate. In certain circumstances, the Board of Directors may also provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of class A common stock covered by such Award will again be available for grant under the Second Amended and Restated 1999 Plan subject, however, to any limitations under the Code.

Amendment or Termination

No Award may be made under the Second Amended and Restated 1999 Plan on or after April 21, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the Second Amended and Restated 1999 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Second Amended and Restated 1999 Plan and with respect to the sale of shares of class A common stock acquired under the Second Amended and Restated 1999 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to the laws could alter the tax consequences described below.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or a 50% or more-owned corporate subsidiary at all times beginning with the date the option was granted (the “Grant Date”) and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of class A common stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the Grant Date and one year from the date the option was exercised (the “Exercise Date”), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Non-statutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the class A common stock acquired through the exercise of the option (“NSO Stock”) on the Exercise Date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

The grant of an Award under the Second Amended and Restated 1999 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any class A common stock acquired under the Second Amended and Restated 1999 Plan will have any tax consequences to the Company. However, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the Second Amended and Restated 1999 Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED SECOND AMENDED AND RESTATED 1999 PLAN.

PROPOSAL 3

TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

The Board of Directors has selected the firm of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2003. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Independent Auditor Fees and Services

Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001 are summarized in the table below. Fee amounts for the year ended December 31, 2001 have been reclassified into the four categories in the table below to conform to new Securities and Exchange Commission reporting requirements relating to independent auditor fees and services, although the aggregate fees paid by the Company to PricewaterhouseCoopers for the year ended December 31, 2001 are the same as those amounts reported in the Company’s proxy statement relating to the 2002 Annual Meeting of Stockholders.

	2002	2001
Audit	$783,960	$945,676
Audit Related	80,977	294,212
Tax	335,939	159,585
All Other	1,400	1,400

Total	$1,202,276	$1,400,873

Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits, accounting consultations and consultations concerning financial and accounting and reporting standards.

Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

All Other fees as of the years ended December 31, 2002 and 2001, respectively, were for license fees for online financial reporting and assurance literature.

Audit Committee Pre-Approval Policies and Procedures

During Fiscal Year 2002, the Audit Committee pre-approved all services (audit and non-audit) provided to the Company by the independent auditor. In situations where a matter cannot wait until a full Audit Committee meeting, a subcommittee of the Audit Committee, consisting of the Chairman of the Audit Committee, has authority to consider, and if appropriate, approve audit and non-audit services. Any decision of a subcommittee of the Audit Committee to pre-approve services must be presented to the full Audit Committee for approval at its next scheduled meeting. The Audit Committee requires the Company to make required disclosure in its Securities and Exchange Commission periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent auditor and the fees paid by the Company for such services.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102, Attention: Investor Relations, or by calling 703-848-8600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) must be received by the Company at its principal offices, 1861 International Drive, McLean, Virginia 22102 by February 18, 2004 for inclusion in the proxy materials for the 2004 Annual Meeting. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

If a stockholder of the Company wishes to present a proposal before the 2004 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by May 3, 2004. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Company’s Board of Directors will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President,

    Chief Operating Officer and Secretary

June 13, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Appendix A

SECOND AMENDED AND RESTATED

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF MICROSTRATEGY INCORPORATED

Purpose

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of MicroStrategy Incorporated and its subsidiaries (the “Company”), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership

The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent, in accordance with the applicable rules of the National Association of Securities Dealers (“NASD”), the New York Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder, the “Sarbanes-Oxley Act”). The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors. The members of the Audit Committee shall each have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report for fiscal years after Fiscal Year 2002 filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined and required by applicable SEC rules).

The compensation of Audit Committee members shall be as determined by the Board of Directors (or a committee thereof other than the Audit Committee). No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Responsibilities of the Audit Committee

The Audit Committee shall assist the Board of Directors in fulfilling their responsibilities to shareholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, Board of Directors, independent auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law, or to guarantee the independent auditor’s report. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its independent auditor. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

1.	The Audit Committee shall review and reassess the adequacy of this charter at least annually.

2.	Unless otherwise required by the NASD, the independent auditor shall be accountable to the Audit Committee and the Board of Directors, which together shall have the ultimate authority and responsibility to nominate the independent auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the independent auditor.

3.	The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor, as required by applicable SEC rules. (Any decision of a subcommittee of the Audit Committee to preapprove services shall be presented to the full Audit Committee for approval at its next scheduled meeting). The Audit Committee shall require the Company to make required disclosure in its SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent auditor and the fees paid by the Company for such services.

5.	The Audit Committee shall ensure that they receive and review from the independent auditor the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

6.	The Audit Committee shall discuss with the independent auditor its independence, and shall actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the independent auditor.

7.	The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

8.	The Audit Committee shall discuss with the independent auditor the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied to its financial reporting. The discussion shall include such issues as the clarity of the Company’s financial disclosures and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure.

9.	The Audit Committee shall review and discuss with the Company’s management the Company’s audited financial statements.

10.	The Audit Committee shall discuss with the independent auditor the Company’s audited financial statements and the matters about which Statement on Auditing Standards No. 61 requires discussion.

11.	Based upon its discharge of its responsibilities pursuant to items five through ten above and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual reports on Forms 10-K.

12.	The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

13.	The Audit Committee shall annually inform the independent auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the independent auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the independent auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

14.	The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61, 71 and 90. The Chairman of the Audit Committee shall discuss any such matters with the independent auditor, and shall notify the other members of the Audit Committee of any discussions which the independent auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee’s next scheduled meeting.

15.	The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the independent auditor.

16.	The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act.

17.	The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

19.	The Audit Committee shall meet privately at least once per year with: (i) the independent auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior other person (if any) responsible for the internal audit activities of the Company.

20.	The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

Meetings

The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

Reports

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors’ meeting at which those recommendations are presented.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

*          *          *

This Charter was duly adopted and approved by the Board of Directors of MicroStrategy Incorporated by Action by the Sole Director on September 15, 1997. This Charter was duly amended by the Board of Directors by Written Action of Directors in Lieu of a Meeting dated July 3, 2000. This Charter was duly amended and restated by the Board of Directors by resolutions adopted on July 16, 2001. This Charter was duly amended and restated by the Board of Directors by resolutions adopted on April 24, 2003.

Appendix B

MICROSTRATEGY INCORPORATED

FORM OF

SECOND AMENDED AND RESTATED

1999 STOCK OPTION PLAN

1.	Purpose

The purpose of this Second Amended and Restated 1999 Stock Option Plan (the “Plan”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees, officers, directors (including directors who are not employees of the Company), consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration, Delegation

(a)    Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)    Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c)    Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4.	Stock Available for Awards

(a)     Number of Shares.  Subject to adjustment under Section 6 (except as such provisions relate to stock splits effected prior to July 31, 2002), Awards may be made under the Plan for up to 3,850,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)    Per-Participant Limit.  Subject to adjustment under Section 6 (except as such provisions relate to stock splits effected prior to July 31, 2002), for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.	Stock Options

(a)    General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)    Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)    Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)    Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)    Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)    to the extent permitted by the Board, in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)    to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

(g)    Buyout Provisions.   The Board may at any time offer to purchase for a payment in cash, promissory note or shares of Common Stock, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)    Liquidation or Dissolution.   In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Award granted under the Plan at the time of the grant of such Award.

(c)    Acquisition Events

(1)    Definition.   An “Acquisition Event” shall mean:

(a)    any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(b)    any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(2)    Effect on Options.   Upon the occurrence of an Acquisition Event, or the execution by the Company of any definitive agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all of the then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event, and will terminate immediately prior to the occurrence of the Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition

Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to the outstanding Options held by such Participant (whether or not exercisable), exceeds (B) the aggregate exercise price of such Options. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

7.	General Provisions Applicable to Awards

(a)    Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Documentation.   Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian may exercise rights under the Award.

(e)    Withholding.   Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)    Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)    Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8.	Miscellaneous

(a)    No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)    Effective Date and Term of Plan.   The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m) of the Code, no Award granted after the date of such amendment to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)    Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

          Adopted by the Board of Directors on January 23, 2003.

Approved by the stockholders on                          , 200    .

PROXY

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders to be held on July 10, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor, Eric F. Brown and Jonathan F. Klein, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Washington Dulles Airport Marriott, 45020 Aviation Drive, Dulles, Virginia 20166, on Thursday, July 10, 2003 at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” all proposals. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued and to be signed on the reverse side)

Annual Meeting of Stockholders of

MICROSTRATEGY INCORPORATED

July 10, 2003

Please fill in, date, sign and mail your proxy card in the

enclosed postage-paid return envelope as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	To elect the following seven (7) directors for the next year.

NOMINEES:

O    Michael J. Saylor

O    Sanju K. Bansal

O    David B. Blundin

O    F. David Fowler

O    Carl J. Rickertsen

O    Stuart B. Ross

O    Ralph S. Terkowitz

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2.	To approve the Second Amended and Restated 1999 Stock Option Plan which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 2,350,000 to 3,850,000 shares and (ii) increase the maximum number of shares of class A common stock with respect to which options may be granted to any participant under the plan from 100,000 to 1,000,000 shares per calendar year.

For	Against	Abstain
☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

For	Against	Abstain
☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder                                          Date:

Signature of Stockholder                                          Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.